UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACORDA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 21, 2020

Dear Stockholder:

The Special Meeting of Stockholders of Acorda Therapeutics, Inc. is fast approaching, and according to our latest records, we have not received your vote. Your Board of Directors unanimously recommends that stockholders vote FOR all of the proposals on the agenda.

Approval of the Authorized Common Stock Increase Proposal and the Reverse Stock Split Proposal requires the affirmative vote of a majority of the outstanding shares.  THEREFORE, YOUR VOTE IS VERY IMPORTANT. To ensure your shares are represented at the Special Meeting, please vote TODAY--via the Internet or by telephone using the enclosed instructions, or alternatively by signing, dating and returning the enclosed voting instruction form or proxy card in the postage-paid envelope provided.

Thank you for your cooperation.

Very truly yours,

Andrew Mayer

Deputy General Counsel and Corporate Secretary

TIME IS SHORT!

Remember, you can vote your shares via the Internet or by telephone.

Please follow the instructions on the enclosed voting instruction form or proxy card to cast your vote.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-717-3929